Exhibit 10.21

THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE (this “Third Amendment”) is entered into between CRESCENT REAL ESTATE FUNDING VIII, L.P., a Delaware limited partnership (“Landlord”), and GAINSCO, INC., a Texas corporation (“Tenant”).

A. Landlord, and Tenant executed that certain Office Lease dated as of May 3, 2005 (the “Original Lease”) covering certain space designated as Suite 1200, containing approximately 20,585 square feet of Rentable Area on the 12th floor (the “Original Premises”) of the office building located at 3333 Lee Parkway, Dallas, Texas (the “Building”).

B. The Original Lease has been amended by (i) that certain First Amendment to Lease dated July 13, 2005 (the “First Amendment”), pursuant to which the Tenant leased an additional 11,130 Rentable Square Feet on the 11th floor of the Building (the “First Preferential Space”) and (ii) that certain Second Amendment to Lease dated September 23, 2005 (the “Second Amendment”) pursuant to which the Premises was expanded to include an additional 8,749 square feet of Rentable Area (the “Expansion Space”).

C. The Original Lease, as modified by the First Amendment and Second Amendment is hereinafter collectively referred to as the “Lease”. The Original Premises as expanded by the First Preferential Space and Expansion Space collectively consists of 40,646 square feet of Rentable Area (the “Current Premises”).

D. Landlord and Tenant now desire to amend the Lease as set forth below. Unless otherwise expressly provided in this Second Amendment, capitalized terms used in this Second Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. BUILDING CONFERENCE FACILITIES. For so long as the existing conference facility located on the first floor of the Building (the “Conference Facility”) remains unleased, Tenant shall have the right to use such Conference Facility on a first come, first serve basis upon execution of Landlord’s standard form Conference Room Lease Agreement. Landlord agrees to waive Landlord’s then current daily fee for Tenant’s use of the Conference Facility for the purpose of Tenant conducting a customary business meeting. However, in any event Tenant shall pay Landlord’s then current fee for (a) setting up the Conference Facility in any non-standard arrangement, (b) cleaning following Tenant’s use and (c) any non-standard business use, which includes but is not limited to parties, receptions and celebrations. If at any time during the Term the Conference Facility is leased as a part of a larger leased premises to another tenant, and there is other vacant space in the Building appropriate for use as a conference or training center, Tenant shall have the right to use such other space, in its as-is condition, on a first come, first serve basis upon execution of Landlord’s standard form Conference Room Lease Agreement, subject to the same aforementioned fee provisions.

2. BROKERS. Tenant represents and warrants that it has not been represented by any broker or agent in connection with the execution of this Third Amendment. Tenant shall indemnify and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any broker or agent or similar party claiming by, through or under Tenant in connection with this Third Amendment.

3. TIME OF THE ESSENCE. Time is of the essence with respect to Tenant’s execution and delivery of this Third Amendment to Landlord. If Tenant fails to execute and deliver a signed copy of this Third

3333 LEE PARKWAY / GAINSCO, INC.

Third Amendment to Office Lease

Amendment to Landlord by 5:00 p.m., October 28, 2005, this Third Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord’s acceptance, execution and return of this Third Amendment shall constitute Landlord’s agreement to waive Tenant’s failure to meet such deadline.

4. Miscellaneous. This Third Amendment shall become effective only upon its full execution and delivery by Landlord and Tenant. This Third Amendment contains the parties’ entire agreement regarding the subject matter covered by it and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Third Amendment. Except as modified by this Third Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Third Amendment, shall be binding upon and shall inure to the benefit of Landlord and Tenant, their successors and permitted assigns.

5. Ratification. Tenant confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

LANDLORD AND TENANT enter into this Third Amendment as of the Effective Date specified below Landlord’s signature.

TENANT:		LANDLORD:

GAINSCO, INC., a Texas corporation		CRESCENT REAL ESTATE FUNDING VIII, L.P., a Delaware limited partnership

By:	Glenn W. Anderson	By:	CRE Management VIII, LLC
Name:	Glenn W. Anderson		a Delaware limited liability company, its General Partner
Title:	President and CEO

			By:	Crescent Real Estate Equities, Ltd.,
a Delaware corporation, its Manager

				By:	Michael S. Lewis
				Name:	Michael S. Lewis
				Title:	Senior Vice President Leasing & Marketing

Effective Date: October 27, 2005

3333 LEE PARKWAY / GAINSCO, INC.

Third Amendment to Office Lease